EXHIBIT 4.2
This NINTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 6, 2026, among KEURIG DR PEPPER INC., a Delaware corporation (the “Issuer”), as successor to MAPLE ESCROW SUBSIDIARY, INC., a Delaware corporation, MAPLE PARENT HOLDINGS CORP., a Delaware corporation (the “New Guarantor”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as successor trustee to Wells Fargo Bank, N.A., as trustee (the “Trustee”).
RECITALS
WHEREAS, the Issuer and the Trustee have heretofore executed and delivered an indenture, dated as of May 25, 2018 (the “Base Indenture”), providing for the issuance by the Issuer from time to time of its debt securities to be issued in one or more series, as supplemented by, among others, (i) the Fourth Supplemental Indenture, dated as of May 25, 2018 (the “Fourth Supplemental Indenture”), (ii) the Fifth Supplemental Indenture, dated as of May 25, 2018 (the “Fifth Supplemental Indenture”), and (iii) the Sixth Supplemental Indenture, dated as of May 25, 2018 (the “Sixth Supplemental Indenture” and together with the Fourth Supplemental Indenture and the Fifth Supplemental Indenture, the “Existing Supplemental Indentures”), by and among the Issuer, certain Subsidiaries of the Issuer (the “Existing Guarantors”) and the Trustee, relating to the Notes (as defined below) of the applicable series;
WHEREAS, the Base Indenture, as amended and supplemented to the date hereof, including by the Existing Supplemental Indentures, is referred to herein as the “Indenture”;
WHEREAS, the Issuer has established the Issuer’s outstanding: (i) 4.597% Senior Notes due 2028 (the “2028 Notes”) pursuant to the Fourth Supplemental Indenture, (ii) 4.985% Senior Notes due 2038 (the “2038 Notes”) pursuant to the Fifth Supplemental Indenture and (iii) 5.085% Senior Notes due 2048 (the “2048 Notes”, and together with the 2028 Notes and the 2038 Notes, the “Notes”) pursuant to the Sixth Supplemental Indenture;
WHEREAS, Section 7.03 of each of the Existing Supplemental Indentures provides that the Issuer shall cause any Subsidiary of the Issuer that guarantees, directly or indirectly, any Indebtedness of the Issuer to at the same time, execute and deliver to the Trustee a supplement to the Indenture pursuant to which such Subsidiary shall have executed a Subsidiary Guarantee under the Indenture with respect to each series of Notes;
WHEREAS, the Issuer intends by this Supplemental Indenture to provide that the Notes will be entitled to the benefits of the Subsidiary Guarantee of the New Guarantor;

WHEREAS, the New Guarantor intends by this Supplemental Indenture to execute the Subsidiary Guarantee with respect to the Notes;

WHEREAS, pursuant to Section 9.1(11) of the Base Indenture, the Trustee, the Issuer and the New Guarantor are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder of Notes;

WHEREAS, Section 10.3(b)(1) of the Base Indenture provides that the Security Guarantee of a Guarantor shall be automatically and unconditionally released and discharged, without the consent of the Holders, and no further action by the Issuer, any Guarantor or the Trustee shall be required for such release upon the sale or other disposition (including by way of consolidation or merger) of such Guarantor to a Person other than the Issuer or any Subsidiary of the Issuer as permitted by the applicable Indenture; and
WHEREAS, in connection with the intended separation of the Issuer’s beverage and coffee portfolios into two independent, publicly traded companies, as publicly announced by the Issuer on August 25, 2025 (the “Separation”), the Issuer intends to sell or otherwise dispose (including by way of consolidation or merger) of the New Guarantor to a Person other than the Issuer or any Subsidiary of the Issuer as permitted by the applicable Indenture.

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NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01Definitions.

All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Indenture. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
Section 1.02Incorporation by Reference of Trust Indenture Act.

The Indenture is subject to the mandatory provisions of the Trust Indenture Act, which are incorporated by reference in and made a part of the Indenture. All Trust Indenture Act terms used in this Supplemental Indenture that are defined by the Trust Indenture Act, defined by the Trust Indenture Act by reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.
ARTICLE II
AGREEMENT TO BE BOUND; SUBSIDIARY GUARANTEE; AUTOMATIC RELEASE

Section 2.01    Agreements to be Bound.

The New Guarantor hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such shall have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture, as amended and supplemented by this Supplemental Indenture. The New Guarantor hereby agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture, as amended and supplemented by this Supplemental Indenture.
Section 2.02    Subsidiary Guarantee.

The New Guarantor hereby, jointly and severally, fully, unconditionally and irrevocably guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns the full and punctual payment, when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal and interest and Additional Interest, if any, on the Notes and all of the Issuer’s other monetary obligations under the Indenture on the same terms and conditions as those set forth in Article X of the Base Indenture. The terms of each Securities Guarantee are more fully set forth in Article X of the Base Indenture and the New Guarantor agrees to be bound by such terms, including, without limitation, Section 10.3(b)(1) thereof. As provided in Section 10.3(b)(1) of the Base Indenture, the Security Guarantee of the New Guarantor shall be automatically and unconditionally released and discharged, without the consent of the Holders, and no further action by the Issuer, any Guarantor or the Trustee shall be required for such release upon the sale or other disposition (including by way of consolidation or merger) of the New Guarantor to a Person other than the Issuer or any Subsidiary of the Issuer as permitted by the applicable Indenture, including, without limitation, immediately upon the Separation.
ARTICLE III
MISCELLANEOUS

Section 3.01    Ratification of Indenture.

This Supplemental Indenture is executed and shall be constructed as an indenture supplement to the Indenture, and as supplemented and modified hereby, the Indenture is in all respects ratified and confirmed, and the Indenture and this Supplemental Indenture shall read, taken and constructed as one and the same instrument.

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Section 3.02    Trust Indenture Act Controls.

If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision that is required or deemed to be included in this Supplemental Indenture by the Trust Indenture Act, the required or deemed provision shall control.
Section 3.03    Notices.

All notices and other communications shall be given as provided in the Indenture; provided that notices to a New Guarantor shall be given to such New Guarantor in care of the Issuer.
Section 3.04    Governing Law; Waiver of Jury Trial.

THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE ISSUER, THE NEW GUARANTOR AND THE TRUSTEE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED BY THIS SUPPLEMENTAL INDENTURE.
Section 3.05    Successors.

All agreements of the Issuer and the New Guarantor in this Supplemental Indenture shall bind their successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.
Section 3.06    Multiple Originals.

The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture.
Section 3.07    Headings.

The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
Section 3.08 Trustee Not Responsible for Recitals.

The recitals contained herein shall be taken as statements of the Issuer and the New Guarantor, and the Trustee does not assume any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture, except that the Trustee represents that it is duly authorized to execute and deliver this Supplemental Indenture and perform its obligations hereunder.

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IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

ISSUER:

KEURIG DR PEPPER INC.

By:    /s/ Dan Morrell
Name:    Dan Morrell
Title:    Vice President and Treasurer

NEW GUARANTOR:

MAPLE PARENT HOLDINGS CORP.

By:    /s/ Dan Morrell
Name:    Dan Morrell
Title:    Vice President and Treasurer

[Signature Page to Supplemental Indenture (2018 Base Indenture)]

TRUSTEE:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

By:    /s/ James Byrnes
Name:    James Byrnes
Title:    Vice President

[Signature Page to Supplemental Indenture (2018 Base Indenture)]